UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2009

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 N Jefferson Street, Springdale, Arkansas	72764
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (479) 756-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2009, the Company notified the Nasdaq Stock Market (Nasdaq) of its intent to voluntarily transfer the listing of its shares from the Nasdaq Capital Market to the OTC Bulletin Board on December 29, 2009. The Company's shares will continue to trade under the ticker symbol "AERT". Quotes for the Company's shares can be obtained from a number of sources, including the OTC Bulletin Board website, www.otcbb.com. Additional information regarding the action is disclosed in the press release attached as an exhibit to this Form 8-K filing.

Subsequent to the Company sending Nasdaq its intent to delist, the Company received notification from Nasdaq on December 24, 2009, that it had determined to delist the Company's shares and suspend trading in the Company's shares on December 29, 2009, due to the Company's inability to achieve stockholders' equity of $2.5 million or demonstrate compliance with alternative continued listing standards. The Company had previously received an extension of time until December 23, 2009 to meet the stockholders' equity standard. Nasdaq will complete the delisting by filing the appropriate form with the Securities and Exchange Commission after all applicable appeal periods have lapsed.

Item 9.01. Financial Statements and Exhibits.

99.1	Press release issued December 28, 2009 announcing the Company's intent to transfer the listing of its shares.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Environmental Recycling Technologies, Inc. (Registrant)
December 30, 2009 (Date)	/s/ JOE BROOKS Joe Brooks Chairman and Chief Executive Officer